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                                                                      EXHIBIT 15


KPMG PEAT MARWICK LLP
CERTIFIED PUBLIC ACCOUNTANTS
One Biscayne Tower          Telephone   305-358-2300
Suite 2900                  Telecopier  305-557-0544
2 South Biscayne Boulevard
Miami, FL 33131



The Board of Directors
Ryder System, Inc.:

We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated July
24, 1995 related to our review of interim financial information:

     Form S-3:

           -  Registration Statement No. 33-20359 covering
              $1,000,000,000 aggregate principal amount of debt securities.

           -  Registration Statement No. 33-50232 covering
              $800,000,000 aggregate principal amount of debt securities.

           -  Registration Statement No. 33-58667 covering
              $800,000,000 aggregate principal amount of debt securities.


     Form S-8:

           -  Registration Statement No. 33-20608 covering the
              Ryder System Employee Stock Purchase Plan.

           -  Registration Statement No. 33-4333 covering the
              Ryder Employee Savings Plan.

           -  Registration Statement No. 1-4364 covering the
              Ryder System Profit Incentive Stock Plan.

           -  Registration Statement No. 33-69660 covering the
              Ryder System, Inc. 1980 Stock Incentive Plan.

           -  Registration Statement No. 33-37677 covering the
              Ryder System UK Stock Purchase Scheme.
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The Board of Directors
Ryder System, Inc.
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           -  Registration Statement No. 33-442507 covering
              the Ryder Student Transportation Services, Inc.
              Retirement/Savings Plan.

           -  Registration Statement No. 33-63990 covering the
              Ryder System, Inc. Directors' Stock Plan.

           -  Registration Statement No. 33-58001 covering the
              Ryder System, Inc. Employee Savings Plan A.

           -  Registration Statement No. 33-58003 covering the
              Ryder System, Inc. Employee Savings Plan B.

           -  Registration Statement No. 33-58045 covering the
              Ryder System, Inc. Savings Restoration Plan.

           -  Registration Statement No. 33-61509 covering the
              Ryder System, Inc. Stock for Merit Increase
              Replacement Plan.


Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                                  KPMG Peat Marwick LLP


Miami, Florida
August 11, 1995